EXHIBIT 10.2

USA SYNTHETIC FUEL CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Summary of Restricted Stock Unit Award

USA Synthetic Fuel Corporation, a Delaware corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the USA Synthetic Fuel Corporation 2013 Stock Incentive Plan (the “Plan”) and this Performance-Based Restricted Stock Unit Agreement (the “Agreement”), the following number of Restricted Stock Units, on the Date of Grant set forth below:

Name of Grantee:

Number of Restricted Stock Units:

Date of Grant:

Performance Period:

Performance Goal:

Terms of Agreement

1.             Grant of Restricted Stock Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee, as of the Date of Grant, the number of restricted stock units set forth above (the “Restricted Stock Units”). Each Restricted Stock Unit shall represent the contingent right to receive one Share and shall at all times be equal in value to one Share. The Restricted Stock Units shall be credited in a book entry account established for the Grantee until forfeiture (in accordance with Section 3 hereof) or payment (in accordance with Section 4 hereof).

2.             Vesting of Restricted Stock Units.

(a)           The Restricted Stock Units shall vest if, and only if, (i) the performance goal set forth above (the “Performance Goal”) is achieved during the Performance Period set forth above (the “Performance Period”) and (ii) the Grantee remains in the continuous employment of the Company or a Subsidiary through the last day of the Performance Period.  The Committee shall determine whether the Performance Goal has been achieved during the Performance Period and shall certify the number of Restricted Stock Units, if any, earned and payable to the Grantee pursuant to this Award prior to payment thereof.

(b)           Notwithstanding Section 2(a), if the Committee determines that the Performance Goal has been achieved during the Performance Period and while the Grantee remains in the continuous employment of the Company or a Subsidiary, the Restricted Stock Units shall vest if, prior to the last day of the Performance Period, the Grantee’s employment with the Company and its Subsidiaries is terminated by reason of the Grantee’s death or Disability.  For purposes of this Agreement, “Disability” shall have the meaning provided in the applicable employment agreement, if any, between the Grantee and the Company or a Subsidiary, or if there is no such agreement that defines the term, “Disability” shall mean a medical condition that substantially impairs the Grantee’s ability to perform the services required of the Grantee for a continuous period of at least 90 days.

(c)           Notwithstanding Section 2(a), if a Change of Control occurs during the Performance Period and the Committee determines that the Performance Goal has been achieved during the Performance Period and while the Grantee remains in the continuous employment of the Company or a Subsidiary, the Restricted Stock Units shall vest (i) immediately prior to the Change of Control, if the Restricted Stock Units are not assumed, converted or replaced by the continuing entity; or (ii) upon the termination of the Grantee’s employment within one (1) year after the Change of Control by the Company and its Subsidiaries without Cause (as defined in Section 2(d) below) or by the Grantee in a Separation from Service for Good Reason (as defined in Section 2(e) below).

(d)           For purposes of this Agreement, “Cause” shall have the meaning provided in the applicable employment agreement, if any, between the Grantee and the Company or a Subsidiary, or if there is no such agreement that defines the term, “Cause” shall mean that the Grantee: (i) has materially failed to perform the duties assigned to the Grantee or has abandoned those assigned duties (other than by reason of the Grantee's incapacity due to physical or mental illness), and has not remedied the situation within 15 days after receipt of written notice from the Company (or a Subsidiary) specifying the failure or abandonment; (ii) has failed to abide by the Company's (or a Subsidiary’s) policies, rules, procedures or directives; (iii) has acted with gross negligence or with willful misconduct in his or her conduct which resulted or could have resulted in harm to the Company's (or a Subsidiary’s) standing and/or reputation among stockholders, customers, suppliers, employees, government regulators, public officials or other business relationships; (iv) has been arrested and accused of, or found guilty by, or has entered a plea of nolo contendere with a court of law with respect to fraud, dishonesty and/or a felony crime; or (v) has engaged in other misconduct, including but not limited to, breach of fiduciary duty, theft, fraud, dishonesty, embezzlement, violation of securities laws, violation of employment-related laws (including but not limited to laws prohibiting discrimination of employment), or falsification of employment applications or other business records.

(e)           For purposes of this Agreement, “Separation from Service for Good Reason” shall have the meaning provided in the applicable employment agreement, if any, between the Grantee and the Company or a Subsidiary, or if there is no such agreement that defines the term, “Separation from Service for Good Reason” shall mean a situation where: (i) the Grantee experiences a material reduction in his or her base salary, authority, duties, or responsibilities, a material change in the authority, duties or responsibilities of the supervisor to whom the Grantee reports, or a material reduction in the budget over which the Grantee has authority; (ii) the Grantee then provides the Company notice no more than ninety (90) days after the initial existence of the condition; (iii) the Company fails to cure the condition within thirty (30) days after receiving notice from the Grantee; and (iv) the Grantee then voluntarily terminates employment within ten (10) days after the cure period.

(f)           For purposes of this Section 2, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his or her employment among the Company and its Subsidiaries.

3.             Forfeiture of Restricted Stock Units. The Restricted Stock Units shall be forfeited automatically without further action or notice if (i) the Grantee ceases to be employed by the Company or a Subsidiary other than as provided in Section 2(b), or (ii) the Performance Goal is not achieved during the Performance Period.

4.             Payment.  The Company shall deliver to the Grantee (or the Grantee’s estate in the event of death) the Shares underlying the vested Restricted Stock Units within thirty (30) days following the date that the Restricted Stock Units become vested in accordance with Section 2.  The Company’s obligations with respect to the Restricted Stock Units shall be satisfied in full upon the delivery of the Shares underlying the vested Restricted Stock Units.

5.             Transferability.  The Restricted Stock Units may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Stock Units.

6.             Dividend, Voting and Other Rights.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Restricted Stock Units until such Shares have been delivered to the Grantee in accordance with Section 4 hereof. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.             No Employment Contract.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the Grantee’s employment or to adjust the Grantee’s compensation.

8.             Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

9.             Taxes and Withholding.  To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value of the Shares on the date of delivery); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.  If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes at any time other than upon delivery of the Shares under this Agreement, then the Company or Subsidiary (as applicable) shall have the right in its sole discretion to (a) require the Grantee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code).

10.           Adjustments.  The number and kind of Shares deliverable pursuant to the Restricted Stock Units are subject to adjustment as provided in Section 4(c) of the Plan.

11.           Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Stock Units; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

12.           Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent, except as otherwise may be provided in the Plan.

13.           Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14.           Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall have the right to determine any questions which arise in connection with the grant of the Restricted Stock Units.

15.           Successors and Assigns.  Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

16.           Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

17.           Use of Grantee’s Information.  Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

18.           Electronic Delivery.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Grantee has executed this Agreement, as of the Date of Grant.

USA SYNTHETIC FUEL CORPORATION

By:
Name:
Title:

GRANTEE

Name: